UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2021

MKS Instruments, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-645-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 11, 2021, the Board of Directors (the “Board”) of MKS Instruments, Inc. (the “Company”) elected Peter J. Cannone III as a Class III Director, effective immediately, to fill one of two vacancies on the Board, and to serve until the 2023 Annual Meeting of Shareholders. Mr. Cannone will initially serve on the Audit Committee of the Board.

There are no transactions involving the Company and Mr. Cannone that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings between Mr. Cannone and any other persons pursuant to which Mr. Cannone was appointed as a director.

Mr. Cannone is entitled to receive compensation for his Board and committee service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2021 (the “Proxy Statement”), as adjusted by the Board from time to time. As part of these standard compensation arrangements, on May 11, 2021, Mr. Cannone received an automatic grant of restricted stock units (“RSUs”) with a grant date value of $200,000, which RSUs shall vest in full on the day prior to the first annual meeting of shareholders following the date of grant (or if no such meeting is held within 13 months after the date of grant, on the 13 month anniversary of the date of grant). In addition, Mr. Cannone will receive a prorated portion of the $70,000 annual retainer payable to non-employee Board members and $12,500 annual retainer payable to Audit Committee members.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The following sets forth the results of voting by shareholders at the 2021 Annual Meeting held on May 11, 2021:

a)    Election of three Class I Directors to serve for a three-year term and until their successors are elected:

Director Nominee	Votes For	Votes Withheld
Rajeev Batra	48,811,067	1,757,946
Gerald G. Colella	48,898,523	1,670,490
Elizabeth A. Mora	50,344,354	224,659

There were broker non-votes of 1,826,889 shares on this proposal.

b)    Approval of compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the Proxy Statement for this meeting:

Votes For	Votes Against	Votes Abstained
49,386,752	976,817	205,444

There were broker non-votes of 1,826,889 shares on this proposal.

c)    Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021:

Votes For	Votes Against	Votes Abstained
51,351,611	1,027,367	16,924

There were no broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

	By:	/s/ Kathleen F. Burke
Date: May 12, 2021	Name:	Kathleen F. Burke
	Title:	Senior Vice President, General Counsel & Secretary